UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2005

Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 23, 2005, Richard F. Cimino was elected as a Director of Bio-Imaging Technologies, Inc. (the “Company”). Mr. Cimino was nominated to the Company’s board of directors by Covance Inc. (“Covance”) pursuant to the terms of that certain Voting Agreement dated as of October 13, 1994 between the Company and Covance (f/k/a Corning Pharmaceutical Services Inc.). As previously reported, Mr. Cimino’s election fills the vacancy created by the departure of James A. Bannon, Pharm.D. Mr. Cimino currently does not serve on any board committees.

Mr. Cimino is Corporate Senior Vice President and President of Clinical Development, Periapproval, and Central Diagnostics Services for Covance. Before joining Covance, Mr. Cimino served as General Manager, Americas Health Imaging Group, and Corporate Vice President of Eastman Kodak Company. Prior to that, Mr. Cimino served as the Chief Marketing Officer for the Health Imaging Group, where he was instrumental in the digital transformation of Kodak’s second-largest business.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Bio-Imaging, Inc. dated March 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: March 1, 2005	By:	/s/ Mark L. Weinstein
	Name:	Mark L. Weinstein
	Title:	President and Chief Executive Officer